Exhibit 99.1

260 Hudson River Road Waterford, NY 12188 momentive.com	NEWS RELEASE

FOR IMMEDIATE RELEASE

Momentive Responds to Network Security Incident

WATERFORD, N.Y. (March 22, 2019)—MPM Holdings Inc. (“Momentive” or the “Company”) (OTCQB: MPMQ) today announced it has taken steps to restore its network and resume normal operations as quickly as possible in response to a recent network security incident that prevented access to certain information technology systems and data within the Company’s network.

The Company took immediate action to contain the incident and has implemented its business continuity plan. The Company is working closely with external cybersecurity experts to restore its affected information technology systems. Since the time of the incident, the Company’s manufacturing processes, which rely on separate networks, have continued to operate safely, largely without interruption, and in compliance with all environmental regulations. The impact from the security incident has primarily impacted the Company’s corporate functions. Momentive has also taken additional precautionary measures to ensure the continued safe operations of its sites.

The Company has found no evidence that any customer, supplier or employee information was accessed or exfiltrated during this incident, or that any customer or supplier systems or data outside the Company’s network have been impacted.

The Company remains committed to utilizing all available means to protect its operations and the integrity of its information, while restoring normalcy for its valued employees, customers, suppliers, and other stakeholders. The Company will continue to invest in information technology security to detect and minimize the risk of unauthorized activity, and ensure that it can continue providing specialized products and services to its global customers and suppliers.

Forward-Looking and Cautionary Statements

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to restructuring, growth, market recovery, competitiveness, and the benefits and anticipated timing of the merger transaction and expectations or predictions of future financial or business performance. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy, the merger agreement, and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our most recent

Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the timing for resolving and any impact of the network security incident, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, the impact of work stoppage and other incidents on our operations, changes in governmental regulations or interpretations thereof and related compliance and litigation costs, adverse rulings in litigation, difficulties with the realization of our cost savings in connection with transformation and strategic initiatives, pricing actions by our competitors that could affect our operating margins, the impact of our growth and productivity investments, our ability to realize the benefits there from, and the timing thereof, our ability to obtain additional financing, and risks related to the merger agreement including the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, risks that any of the closing conditions to the proposed merger may not be satisfied or may not be satisfied in a timely manner, the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized, potential customer losses and business disruption following the announcement or consummation of the proposed transaction, potential litigation relating to the merger transaction, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results, and business generally, and the other factors listed in the Risk Factors section of our SEC filings. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Momentive

Momentive is a global leader in silicones and advanced materials, with a 75 plus year heritage of being first to market with performance applications that support and improve everyday life. Momentive delivers science-based solutions for major industries, by linking its custom technology platforms to allow the creation of unique solutions for customers. Additional information is available at www.momentive.com.

Contact, Media and Investors:

John Kompa

614-225-2223

inquiries@momentiveco.com